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                                                                    EXHIBIT 99.1


               THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 9, 1998.

    The undersigned stockholder of The American Materials & Technologies Corporation ("AMT"), revoking all prior proxies, hereby appoints Paul W. Pendorf and James L. Russell, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of AMT which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, on October 9, 1998, beginning at 10:00 a.m., and at any adjournments thereof, upon matters set forth in the Notice of Special Meeting dated September 8, 1998 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          (CONTINUED ON REVERSE SIDE)

                        (Please fill in the appropriate boxes on the other side)
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(Continued from other side)


               THE AMERICAN MATERIALS & TECHNOLOGIES CORPORATION


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A.   M PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
1.   To approve and adopt the Agreement and Plan of Merger dated
     July 8, 1998, as amended, among Cytec Industries Inc., CAM
     Acquisition Corp. and The American Materials & Technologies
     Corporation and the transactions contemplated thereby.
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
  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN
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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO
DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

                                                DATED:

               --------------------------------------------------------------- ,
                                                1998

                                                Signature of Stockholder(s)

                                                --------------------------------

    Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON THE STOCK CERTIFICATE.

    If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

    Mark here if you plan to attend the meeting. [ ]